SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 8, 2013
_____________________________
Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-31387	NORTHERN STATES POWER COMPANY	41-1967505
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Northern States Power Company (NSP-Minnesota), a Minnesota corporation, and a wholly owned subsidiary of Xcel Energy Inc., filed a request with the Minnesota Public Utilities Commission (MPUC) for an increase in annual revenues of approximately $285 million, or 10.7 percent.  The rate filing is based on a 2013 forecast test year, a requested return on equity (ROE) of 10.6 percent, an average electric rate base of approximately $6.3 billion and an equity ratio of 52.56 percent.  In January 2013, interim rates of approximately $251 million became effective, subject to refund.

NSP-Minnesota subsequently revised the requested annual revenue increase to approximately $209 million, or 7.8 percent, based on an ROE of 10.6 percent, a rate base of approximately $6.3 billion and an equity ratio of 52.56 percent.  The revenue requirement reflects a requested deficiency of $259 million combined with $50 million of rate mitigation through deferral mechanisms.

On Aug. 8, 2013, the MPUC voted to approve a rate increase that is estimated to be approximately $103 million or 3.8 percent based on a 9.83 percent ROE and 52.56 percent equity ratio.  In addition, the MPUC authorized approximately $22 million in deferrals, as well as a $24 million reduction in revenue and depreciation expense.

Specifically the MPUC determined that:

•	Sherco 3 was not used and useful, but allowed for recovery of property taxes and deferral of 2013 depreciation expense;

•
Approximately 41.6 percent of the investment in the Monticello life cycle management (LCM)/ extended power uprate (EPU) made since our last rate case was found to be associated with the EPU and should be left in construction work in progress until an uprate license has been obtained from the Nuclear Regulatory Commission (NRC) and the MPUC makes a determination on the prudence of the Monticello costs.  In addition, the MPUC opened an investigation with respect to the higher-than-expected costs associated with our LCM/EPU program;

•	Reduce revenue and depreciation expense by approximately $24 million due to an eight-year amortization of the theoretical depreciation reserve for transmission, distribution and general property;

•	Implement a low-income surcharge beginning in 2014, reducing the 2013 revenue requirement by that amount;

•
Use the weighted average cost of capital of 7.45 percent to calculate the interest charge associated with the interim rate refund.  Previously, the interest rate for the interim rate refund was based on the prime rate.

The MPUC generally followed the Administrative Law Judge’s (ALJ) report in other respects.

The table below reconciles NSP-Minnesota’s original request to the MPUC verbal decision:
	NSP-Minnesota	ALJ	MPUC
(Millions of Dollars)	Request	Recommendation	Decision
NSP-Minnesota Original Request	$285	$285	$285
ROE	-	(43)	(43)
Sherco Unit 3	(35)	(38)	(34)
Reduced recovery for nuclear plants	(11)	(14)	(15)
Incentive compensation	(3)	(4)	(4)
Sales forecast	(1)	(26)	(26)
Pension	(10)	(13)	(13)
Employee benefits	(4)	(6)	(6)
Black Dog remediation	(5)	(5)	(5)
Estimated impact of the theoretical depreciation reserve	-	-	(24)
NSP-Wisconsin wholesale allocation	(7)	(7)	(7)
Other, net	-	(2)	(5)
Recommended rate increase	$209	$127	$103

Estimated impact of cost deferrals	50	34	22
Estimated impact of the theoretical depreciation reserve	-	-	24

Impact on pre-tax income	$259	$161	$149

The MPUC has ordered the completion of various studies and reporting requirements. Further clarifications and changes to the estimate may result when the MPUC issues its order, which is expected in September 2013.

2013 Guidance

Xcel Energy reaffirms 2013 earnings guidance of $1.85 to $1.95 per share.

Except for the historical statements contained in this 8-K, the matters discussed herein, including our 2013 earnings per share guidance and assumptions and the expected impact of rate cases, are forward-looking statements that are subject to certain risks, uncertainties and assumptions.  Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions.  Actual results may vary materially.  Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry; including the risk of a slow down in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy Inc. and NSP-Minnesota have a financial interest; customer business conditions; actions of credit rating agencies; competitive factors including the extent and timing of the entry of additional competition in the markets served by Xcel Energy Inc. and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership or impose environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; actions by regulatory bodies impacting our nuclear operations, including those affecting costs, operations or the approval of requests pending before the NRC; financial or regulatory accounting policies imposed by regulatory bodies; availability of cost of capital; employee work force factors; and the other risk factors listed from time to time by Xcel Energy Inc. and NSP-Minnesota in reports filed with the Securities and Exchange Commission, including Risk Factors in Item 1A and Exhibit 99.01 of Xcel Energy Inc.’s and NSP-Minnesota’s Annual Reports on Form 10-K for the year ended Dec. 31, 2012 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 9, 2013	Xcel Energy Inc. (a Minnesota corporation)
Northern States Power Company (a Minnesota corporation)

/s/ TERESA S. MADDEN
Teresa S. Madden
Senior Vice President and Chief Financial Officer